UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2002

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 5. Other Events

On December 3, 2001, Puget Sound Energy, Inc. (PSE) filed petitions for an interim electric-rate increase with the Washington Utilities and Transportation Commission (Washington Commission). The interim filing consisted of two parts: a request for deferral of projected under recovered power costs and a surcharge to rates. If approved by the Washington Commission, the surcharge of $170.7 million would remain in effect until new general rates are established in the Company’s general rate case filed November 26, 2001 (which by statute is not to exceed 11-months from the time of the filing).

On December 28, 2001, the Washington Commission authorized PSE to defer excess power costs beginning January 1, 2002 through March 31, 2002. The Washington Commission also stated that deferred power costs would be examined in the context of PSE’s request for interim rates. PSE will bear the burden to prove deferred costs should be recovered in customer rates.

On January 30, 2002, the Washington Commission’s staff (Staff) and the Washington State Attorney General’s Public Counsel section (Public Counsel) filed testimony in the interim rate proceeding. The Staff recommended an electric interim rate increase of $42 million. Public Counsel recommended denial of PSE’s request for interim rates or if the Washington Commission deemed some interim rate increase necessary, then an interim rate increase of no more than $29.3 million. Both the Staff and Public Counsel recommended the Washington Commission require Puget Energy to cut its common stock dividend as a condition of the interim rate increase.

In response to the testimony filed by the Staff and Public Counsel, PSE filed rebuttal testimony in the interim proceeding on February 11, 2002. Attached, as Exhibit 99.1 is the rebuttal testimony of Donald E. Gaines, Vice President and Treasurer, in which PSE presented a revised interim electric rate increase proposal. Under the revised proposal, PSE would recover the $170.7 million over a 19 ½-month period beginning March 15, 2002, instead of the eight-month period beginning March 1, 2002 under the original proposal. In addition, if PSE’s earns a rate of return in excess of its authorized return of 8.99% for the a 12-month period ending October 31, 2002, then the amount equal to the excess recovery will be refunded to customers. Also attached is the rebuttal testimony of William A. Gaines, Vice President Energy Supply and Gary B. Swofford, Vice President and Chief Operating Officer – Delivery as Exhibit 99.2 and Exhibit 99.3, respectively.

Hearing on PSE's interim rate increase will be held the week of February 18, 2002 with an expected decision by the Washington Commission on the interim rate increase before March 31, 2002.

Statement Regarding Forward-Looking Statements

Puget Energy and PSE are including the following cautionary statement in this Current Report on Form 8-K to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by or on behalf of Puget Energy or PSE.

This report contains forward-looking statements, which are statements of expectations, beliefs, plans, objectives, assumptions or future events or performance, including statements regarding the financial and other consequences to Puget Energy and PSE if PSE’s petition for interim electric-rate increase is not approved. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will likely result,” “will continue,” or similar expressions identify forward-looking statements.

Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed. Puget Energy’s and PSE’s expectations, beliefs and projections are expressed in good faith and are believed by Puget Energy and PSE, as applicable, to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in records and other data available from third parties, but there can be no assurance that Puget Energy’s and PSE’s expectations, beliefs or projections will be achieved or accomplished.

In addition to other factors and matters discussed elsewhere in this report, some important factors that could cause actual results or outcomes for Puget Energy and PSE to differ materially from those discussed in forward-looking statements include:

  the outcome and timing of general and interim rate cases filed by PSE with the Washington Commission on November 26, 2001 and December 3, 2001, respectively, which request electric and gas rate increases to address significant under-recovery of PSE’s projected power costs, among other issues;
  governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC) and the Washington Commission with respect to allowed rates of return, financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition;
  weather and hydroelectric conditions, which can have a potentially serious impact on PSE’s ability to procure adequate supplies of fuel or purchased power to serve its customers and on the cost of procuring such supplies;
  wholesale energy prices, including the effect of price controls promulgated in June 2001 by the FERC on the availability and price of wholesale power purchases and sales in the western United States;
  effect of wholesale and retail competition (including buy not limited to electric retail wheeling and transmission costs);
  changes in, and compliance with, environmental and endangered species laws and policies;
  industrial, commercial and residential growth and demographic patterns in the service territories of PSE;
  the loss of any significant customer, or changes in the business of a major customer that may result in changes in demand for services of PSE;
  the impact of significant events, such as the attack on September 11, 2001;
  the ability of Puget Energy and PSE to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt;
  capital market conditions, including changes in the availability of capital or interest rate fluctuations;
  changes in Puget Energy’s or PSE’s credit ratings, which may have an adverse impact on the availability and cost of capital;
  legal and regulatory proceedings; and
  employee workforce factors, including strikes, work stoppages or the loss of a key executive.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ITEM 7 Exhibits

Exhibit 99.1 - Rebuttal testimony of Donald E. Gaines, Vice President and Treasurer of Puget Sound Energy, Inc.

Exhibit 99.2 - Rebuttal testimony of William A. Gaines, Vice President Energy Supply of Puget Sound Energy, Inc.

Exhibit 99.3 - Rebuttal testimony of Gary B. Swofford, Vice President and Chief Operating Officer - Delivery of Puget Sound Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge

James W. Eldredge
Corporate Secretary and Chief Accounting Officer

Date: February 13, 2002